Exhibit 10.1

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT made and entered into as of July 31, 2000 (the "Effective Date"), by and between GROW BIZ INTERNATIONAL, INC., a Minnesota corporation (the "Borrower") and RUSH RIVER GROUP, LLC, a Minnesota limited liability company (the "Lender").

                                    RECITALS


         1. Borrower wishes to borrow funds on a term basis from Lender and Lender wishes to make certain term loans and advances to Borrower; and

         2. Borrower and Lender mutually desire to set forth the terms under which Lender will extend credit to Borrower and make such loans and advances.

         NOW, THEREFORE, for and in consideration of the loans and advances to be made by Lender to Borrower hereunder, the mutual covenants, promises and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

         The following terms when used in this Credit Agreement shall, except where the context otherwise requires, have the following meanings both in the singular and plural forms thereof:

                                   DEFINITIONS

         "Advance" means any advance by Lenders made under the Commitment.

         "Affiliate" means any corporation, association, partnership, joint venture or other business entity directly or indirectly controlling or controlled by, or under direct or indirect common control of, Borrower or any of its Subsidiaries.

"Assignee" has the meaning set forth in Section 9.13.

         "Borrower" means Grow Biz International Inc., a Minnesota corporation.

         "Business Day" means any day other than Saturday, Sunday or any other day on which the U.S. Postal Service does not deliver first class mail.

         "Change of Control" means the occurrence of any of the following circumstances:

     any person or two or more persons (other than parties who would be Affiliates of Lender if the definition of Affiliate applied to Lender) acting in concert acquire beneficial ownership of (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) securities of Borrower (or other securities convertible into such securities), or two or more such persons acting in concert to vote, directly or indirectly, such securities, in each case, representing 20% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors; or
     during any period, whether commencing before or after the date hereof, the membership of the Board of Directors of Borrower changes for any reason (other than by reason of death, disability, or scheduled retirement) so that the majority of the Board of Directors is made up of persons who were not directors at the beginning of such period; or

     John L. Morgan ceases to be the chief executive officer.

         "Collateral" means all of the assets of Borrower or any other party in which Lender holds a security interest pursuant to any of the Loan Documents.

         "Commitment" means Lender's obligation to extend the Advances up to a total of $7,500,000.00 as set forth in Section 2.1.

         "Credit Agreement" means this Credit Agreement, as originally executed and as may be amended, modified, supplemented, or restated from time to time by written agreement between Borrower and Lender.

         "Debt" means (i) all items of indebtedness or liability that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet as at the date of which Debt is to be determined; (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by the Person whose Debt is being determined, whether or not the indebtedness secured thereby shall have been assumed; (iii) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person, and (iv) guaranties, endorsements (other than for purposes of collection in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness of others.

         "Default" means any event that if continued uncured would, with notice or lapse of time or both, constitute an Event of Default.

"Environmental Laws" has the meaning set forth in Section 5.17.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and as may be further amended from time to time, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

         "Event of Default" means any event of default described in Section 8 hereof.

         "GAAP" means the generally accepted accounting principles in the United States in effect from time to time including, but not limited to, Financial Accounting Standards Board (FASB) Standards and Interpretations, Accounting Principles Board (APB) Opinions and Interpretations, Committee on Accounting Procedure (CAP) Accounting Research Bulletins, and certain other accounting principles which have substantial authoritative support.

         "Guaranty" means the Guaranty executed by each Subsidiary in favor of Lender guaranteeing Borrower's obligations hereunder.

"Hazardous Substance" has the meaning set forth in Section 5.17 hereof.

         "Lender" means Rush River Group LLC, a Minnesota limited liability company.


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


         "Lien" means any lien, security interest, pledge, mortgage, statutory or tax lien, or other encumbrance of any kind whatsoever (including without limitation, the lien or retained security title of a conditional vendor), whether arising under a security instrument or as a matter of law, judicial process or otherwise or by an agreement of Borrower to grant any lien or security interest or to pledge, mortgage or otherwise encumber any of its assets.

         "Loan Documents" means this Credit Agreement, the Term Notes and the Security Agreement, and such other documents as Lender may reasonably require as security for, or otherwise executed in connection with, any loan hereunder, all as originally executed and as may be amended, modified or supplemented from time to time by written agreement between the parties thereto.

         "Material Adverse Occurrence" means any occurrence which materially adversely affects the present or prospective financial condition or operations of Borrower or any Subsidiary, or which impairs, or may impair, in Lender's reasonable judgment, the ability of Borrower or any such Subsidiary to perform its obligations under the Loan Documents.

         "Maturity" of the Term Notes means the earlier of (a) the date on which the Term Notes become due and payable upon the occurrence of an Event of Default; or (b) July 31, 2007.

         "Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual fiduciary or other capacity.

         "Plan" means any employee benefit plan maintained for employees of Borrower or any Subsidiary and subject to Title IV of ERISA.

         "Security Agreement" means the Security Agreement, dated July 31, 2000, executed by Borrower and each Subsidiary in favor of Lender, and such other previously executed security agreements, as originally executed and as may be amended, modified or supplemented from time to time by written agreement between Borrower, any such Subsidiary and Lender.

         "Shareholders' Equity" means the total shareholders' equity that properly appears on the balance sheet of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower and/or one or more Subsidiary.

         "Term Loans" means any Advance made under and pursuant to the Commitment.

         "Term Note(s)" means each of the promissory notes in the form of Exhibit A hereto representing the original principal amount of each Advance made under and pursuant to the Commitment.


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


                                 THE TERM LOANS

         Commitment for Term Loans. Subject to the Conditions of Lending set forth in Section 4 hereof, Lender (a) agrees to make Advances to Borrower pursuant to the Commitment from time to time from the date of this Credit Agreement through July 31, 2007, provided, however, that Lender shall not be obligated to make any such Advance, if after giving effect to such Advance, the aggregate principal amount of all Advances then made (whether or not then outstanding) would exceed $7,500,000.00. Once paid, no Advance may be reborrowed.

                  (b) The initial Term Loan shall be in the principal amount of $5,000,000.00 and shall be available to be borrowed on or before July 31, 2000.

                  (c) The remainder of the Commitment may be borrowed in additional separate Advances of at least $250,000.00 each, on or before July 31, 2007, in each case on at least 10-days' notice given by Borrower to Lender.

     The Term Note(s). Each Advance pursuant to the Commitment shall be evidenced by, and Borrower shall repay each such Advance to Lender in accordance with, the terms of a separate Term Note(s).

     Records of Advances and Payments. The aggregate amount of all unpaid Advances made pursuant to the Commitment set forth on the records of Lender shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Term Note(s).

     Payments and Interest on the Term Note(s).

     Borrower agrees to pay interest on the principal amount of the Term Note(s) outstanding from time to time from the date thereof until paid in full at fourteen percent (14%) per annum.

     Principal and interest accrued on the initial Term Note through the ninth
(9th) day of each calendar month commencing September 9, 2000 shall be payable in equal installments of principal and accrued interest commencing on September 10, 2000 and continuing on the tenth (10th) day of each calendar month thereafter, and, at Maturity, when the entire outstanding principal amount and accrued interest shall be due and payable. Interest accrued after Maturity shall be payable upon demand.

     Principal and interest accrued through the ninth (9th) day of each calendar month on each other Term Note shall be payable in equal installments of principal and accrued interest on the tenth (10th) day of such calendar month and continuing on the tenth (10th) day of each calendar month thereafter and at Maturity, when the entire outstanding principal amount and accrued interest shall be due and payable. Interest accrued after Maturity shall be payable on demand.

     If (i) a waiver by NASDAQ of the requirement that the shareholders of Borrower approve the issuance of the warrant described in Section 4.1(l) is not received prior to August 31, 2000 and if Borrower's shareholders do not approve such warrant issuance at any meeting required to be held under Section 6.13 (the "Shareholders' Meeting") or (ii) Borrower defaults in the observance of its obligations in Section 6.13, the interest rate on all Term Notes shall, upon return of such warrant to Borrower and notice given by Lender not later than sixty (60) days after such Shareholders' Meeting or such default (such period the "Notice Period") increase to eighteen


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


percent (18%) per annum, with retroactive application to the date of each Advance thereunder. All additional interest retroactively accrued by reason of any such increase shall be payable on the first day which is the tenth (10th) day of the calendar month immediately following such notice.

     In addition to increasing the interest rate as provided in Section 2.4(d) above, Lender may, at any time within the Notice Period, by notice to Borrower terminate its commitment to make any future Advances and/or require that the entire amount of principal and interest outstanding under all the Term Notes be paid in full on a date specified in such notice, which date shall not be earlier than sixty (60) days after such notice.

     Borrower may prepay the Term Note(s) in whole or in part without penalty; provided that all prepayments shall be applied first to accrued interest under all the Term Note(s) and then pro-rata to installments of principal under each Term Note in the inverse order of maturity.

     Any exercise of Lender's right under the warrant described in Section 4.1(l) to pay the purchase price thereunder by cancellation of indebtedness owed to Lender by Borrower under this Credit Agreement, any Term Note or Advance shall be considered a prepayment under Section 4.1(f) made as of the effective date of such exercise.

     Manner of Borrowing.

     The initial Term Loan described in Section 2.1(b) shall be disbursed on July 31, 2000, if all conditions thereto are satisfied. Borrower shall give Lender written or telephonic notice of each other requested Advance under the Commitment on the date such request is required to be made under Section 2.1.

     Any request for an Advance under the Commitment shall be deemed a representation by Borrower that the amount of the requested Advance, when added to all prior Advances, would not exceed the Commitment.

     Lender will make the amount of such Advance available to Borrower at Lender's office by 1:00 p.m. (Minneapolis time) on the date requested for such Advance. The proceeds of all such requested Advances will then be made available to Borrower by Lender by deposit thereof to an account designated by Borrower or as otherwise indicated in Borrower's corresponding request; provided, that the initial Advances hereunder shall be applied to pay the amounts owing by Borrower to TCF Financial Corporation.

     Payments. Any other provision of this Credit Agreement to the contrary notwithstanding, Borrower shall make all payments of interest on and principal of the Term Note(s) to Lender by wire transfer to an account designated in writing by Lender which shall initially be Lender's account #67401240-18-627 at Salomon Smith Barney.

     Termination. The obligation of Lender to make Advances under the Commitment shall terminate:

     Immediately and without further action upon the occurrence of an Event of Default of the nature referred to in Subsection 8.1(e);

     Immediately when any Event of Default (other than one of the nature specified in Subsection 8.1(e)) shall have occurred and be continuing and either
(i) Lender shall have demanded payment of the Term Note(s) or (ii) Lender shall elect to terminate such obligation by giving notice to Borrower; or

     Immediately upon any notice given under Section 2.4(e) above.

                               GENERAL PROVISIONS

     Computation of Interest.

     All computations of interest on the outstanding principal amount of each Term Note shall be computed on the basis of a year comprised of 360 days. Whenever any payment to be made by or to Lender or other holder(s) of any Term Note shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing the fees or interest payable on such next succeeding Business Day.

     No provision of this Credit Agreement or any Term Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

     Default Rate. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of an Event of Default, Borrower shall pay interest on the principal amount of each of the Term Notes from time to time outstanding at eighteen percent (18%) per annum (or twenty-two percent (22%) per annum if Lender has given notice under Section 2.4(d).

     Late Payment. In addition to any amounts payable under Section 3.2, or otherwise hereunder and as compensation for the administrative expenses associated with late payment, Borrower shall be obligated to pay five percent (5%) of any installment of principal or interest, or any other payments due hereunder, if not paid when due.

     Security. The indebtedness, liabilities and other obligations of Borrower to Lender under each Term Note and this Credit Agreement are secured by, inter alia, security interests granted pursuant to the Security Agreement.

     Subordination. Lender agrees to subordinate its right to payment under the Term Note(s) and its interest in Collateral to any revolving line of credit furnished to Borrower to the extent the total credit available thereunder so subordinated does not exceed $2,500,000.00, in principal amount, upon terms acceptable to Lender in its sole and reasonable discretion.

                              CONDITIONS OF LENDING

     Conditions Precedent. This Credit Agreement and Lender's obligations hereunder are subject to receipt, on or prior to the date hereof, by Lender of the following, each to be in form and substance satisfactory to Lender, unless Lender waives receipt of any of the following in writing:

     This Credit Agreement appropriately completed and duly executed by Borrower;

     The Security Agreement and corresponding financing statement(s) appropriately completed and duly executed by Borrower and each Subsidiary;

     The Guaranty duly executed by each Subsidiary.

     A current UCC financing statement search, federal and state tax lien search, judgment and bankruptcy search, reflecting results satisfactory to Lender, on Borrower and each Subsidiary from the appropriate filing offices as required by Lender;

     A Certificate of Good Standing for Borrower and each Subsidiary issued by the Secretary of State in all states where Borrower and each Subsidiary is qualified to do business;

     A copy of Borrower's and each Subsidiary's Bylaws, together with all amendments, certified by the Secretary of Borrower and each Subsidiary to be a true and correct copy thereof;

     A copy of the Articles of Incorporation of Borrower, together with all amendments, certified by the Secretary of State of the state of Borrower's and each Subsidiary's incorporation to be a true and correct copy thereof;

     A certified copy of the resolutions of the Board of Directors of Borrower and each Subsidiary authorizing or ratifying the transactions contemplated hereby, and the execution, delivery and performance of the Loan Documents, and designating the officers authorized to execute the Loan Documents to which Borrower and each Subsidiary is a party and to perform the obligations of Borrower thereunder;

     A certificate of the Secretary of Borrower and each Subsidiary certifying the names of the officers authorized to execute the Loan Documents on behalf thereof, together with a sample of the true signature of each such officer;

     A favorable opinion of counsel for Borrower and each Subsidiary, satisfactory to Lender, as to the matters set forth in Subsections 5.1, 5.2, 5.3, 5.5 and 5.7, and other matters as requested by Lender, satisfactory to Lender and its counsel;

     Policies or certificates of insurance evidencing insurance coverage required under this Credit Agreement and any other of the Loan Documents;

     A warrant to acquire 200,000 shares of common stock of Borrower in form satisfactory to Lender; and

     Such other documents, information and actions as Lender may reasonably request.

     Conditions Precedent to all Advances. The obligation of Lender to make any Term Loan or Advance hereunder, including the initial Advance, is subject to the satisfaction of each of the following, unless waived in writing by Lender:

     A Term Note in the amount of each such Advance dated as of the date of such Advance, appropriately executed and delivered by Borrower;

     No Default or Event of Default shall have occurred and be continuing;

     No litigation, arbitration or governmental investigation or proceeding shall be pending, or, to the knowledge of Borrower, threatened, against Borrower or any Subsidiary or affecting the business or operations of Borrower or any Subsidiary which was not previously disclosed to Lender and which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to create a Material Adverse Occurrence;

     No Default or Event of Default shall result from the making of any such Advance;

     No Material Adverse Occurrence shall have occurred and be continuing; and

     Each request for an Advance and each acceptance of the proceeds of such request by Borrower shall constitute a representation and warranty by Borrower that on the date of acceptance of such proceeds (both immediately before and after giving effect to such acceptance) the statements made in Section 5 are true and correct with the same effect as if then made, except to the extent such statements expressly relate solely to an earlier date.

                         REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as follows:

     Organization, etc. Each of Borrower and Grow Biz Games, Inc. is a corporation validly organized and existing and in good standing under the laws of the State of Minnesota, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified and licensed to do business and is in good standing as a foreign corporation in each other jurisdiction where the nature of its business makes such qualification or licensing necessary, except to the extent the Borrower is not so qualified in North Dakota and Michigan, as to which Borrower will be qualified not later than August 31, 2000. Each of Borrower and Grow Biz Games, Inc. has full power and authority to enter into and perform its obligations under the Loan Documents to which it is a party and Borrower has full power and authority to obtain the Advances hereunder.

     Due Authorization. The execution, delivery and performance by Borrower and Grow Biz Games, Inc. of the Loan Documents to which each is a party have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other Person (including, without limitation, any stockholder) do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Articles of Incorporation or Bylaws of Borrower or Grow Biz Games, Inc., any agreement binding on or applicable to Borrower or Grow Biz Games, Inc. or any of their property, or any law or governmental regulation or court decree or order, binding upon or applicable to Borrower or Grow Biz Games, Inc. or of any of their property and will not result in the creation or imposition of any Lien on any of their property pursuant to the provisions of any agreement binding on or applicable to Borrower or Grow Biz Games, Inc. or any of their property except pursuant to the Loan Documents.

     Validity of the Loan Documents. The Loan Documents to which Borrower or Grow Biz Games, Inc. is a party are the legal, valid and binding obligations of Borrower and Grow Biz Games, Inc. and are enforceable against them in accordance with their terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

     Financial Information. The consolidated financial statements of Borrower furnished to Lender have been and will be prepared in accordance with GAAP consistently applied by Borrower and present fairly the consolidated financial condition of Borrower and its Subsidiaries as of the dates thereof and for the periods covered thereby. Borrower is not aware of any contingent liabilities or obligations that would, upon becoming non-contingent liabilities or obligations, be a Material Adverse Occurrence. Since the date of the most recent such statements, neither the condition (financial or otherwise), the business nor the properties of Borrower or Grow Biz Games, Inc. have been materially and adversely affected in any way.

     Litigation, Other Proceedings. Except as set forth in Schedule 5.5, there is no action, suit or proceeding at law or equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Borrower, threatened, against Borrower, any Subsidiary or any of their property, which is reasonably likely to result in a Material Adverse Occurrence; and Borrower is not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where such default would be a Material Adverse Occurrence.

     Title to Assets. Except for Liens permitted by Section 7.2, Borrower and each Subsidiary has good and marketable title to all of its assets, real and personal.

     Lien Priority. The Liens created by the Security Agreement are attached and first, perfected Liens on the Collateral, except for Liens permitted by Section 7.2, or Liens on Collateral which is Fixtures, Deposit Accounts, Intellectual Property, Instruments (as each such term is defined in the Security Agreement) or money, as to which the Lender has not requested perfection under applicable law.

     Guarantees and Indebtedness. Except as disclosed on financial statements of Borrower furnished to Lender or as set forth in Schedule 5.8, Borrower is not, and each Subsidiary is not, a party to any contract of guaranty or suretyship which might involve an aggregate liability of $100,000 and none of any of their assets is subject to any contract of that nature, except as otherwise permitted in this Section 5.8, and Borrower is not, and each Subsidiary is not, obligated on any Debt owed to any other party, except Lender and a revolving line of credit conforming to Section 3.5.

     Margin Stock. No part of any Advance hereunder shall be used at any time by Borrower to purchase or carry margin stock (within the meaning of Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower is not and each Subsidiary is not, engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. No part of the proceeds of any Advance hereunder will be used by Borrower for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

     Taxes. Borrower and each Subsidiary has filed all federal, state and other income tax returns which are required to be filed through the date of this Credit Agreement and has paid all taxes as shown on said returns, and all taxes due or payable without returns and all assessments received to the extent such taxes and assessments have become due (other than taxes, fees or charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of Borrower). All tax liabilities of Borrower and each Subsidiary are adequately provided for on its books, including interest and penalties. No income tax liability of a material nature has been asserted against Borrower or nay Subsidiary by taxing authorities for taxes in excess of those already paid. Borrower and each Subsidiary have made all required withholding deposits.

     Accuracy of Information. All factual information furnished by or on behalf of Borrower or any Subsidiary to Lender for purposes of or in connection with this Credit Agreement or any transaction contemplated by this Credit Agreement is, and all other such factual information furnished by or on behalf of Borrower or any Subsidiary to Lender in the future, will be true and accurate in every material respect on the date as of which such information is dated or certified. No such information contains any material misstatement of fact or omits any material fact or any fact necessary to prevent such information from being misleading.

     Material Agreements. Borrower is not, and each Subsidiary is not, a party to any agreement or instrument or subject to any restriction that currently materially and adversely affects its business, property or assets, operations or condition (financial or otherwise).

     Defaults. Except as set forth in Schedule 5.13, Borrower is not, and each Subsidiary is not, in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any: (a) agreement to which such entity is a party, which default might create a Material Adverse Occurrence on the business, properties or assets, operations, or condition (financial or otherwise) of Borrower or any Subsidiary.

     ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan of Borrower or any Subsidiary; (b) the Pension Benefit Guaranty Corporation or any successor entity has not instituted proceedings to terminate any Plan; and (c) each Plan of Borrower or any Subsidiary has been maintained and funded in all material respects in accordance with its terms and with ERISA. All undefined capitalized terms used in this Section shall have the meanings ascribed to them in ERISA.

     Financial Status. Borrower is not and each Subsidiary is not, insolvent (as such term is defined in Section 101(32) of the United States Bankruptcy Code of 1978, as amended or Minnesota Statutes Section 513.42, as amended or other relevant state statutes) and will not be rendered insolvent (as such term is defined in Section 101(32) of the United States Bankruptcy Code of 1978, as amended or Minnesota Statutes Section 513.42, as amended or other relevant state statutes) by execution of this Credit Agreement or any other of the Loan Documents, or consummation of the transactions contemplated thereby.

     Survival of Representations. All representations and warranties contained in this Section 5 shall survive the delivery of the Term Notes and the making of the Advances evidenced thereby and any investigation at any time made by or on behalf of Lender shall not diminish its rights to rely thereon.

     Environmental Matters.

     Definitions. As used in this Credit Agreement, the following terms shall have the following meanings:

     "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

     "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

     "Premises" means all premises where Borrower or any Subsidiary conducts its business and has any rights of possession.

     To Borrower's best knowledge and except as disclosed in Schedule 5.17, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either Borrower, any Subsidiary or Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

     Except as disclosed in Schedule 5.17, there are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises, Borrower or any Subsidiary, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To Borrower's best knowledge, no such matter is threatened or impending.

     To Borrower's best knowledge and except as disclosed in Schedule 5.17, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

     Subsidiaries. The Borrower's only Subsidiary is Grow Biz Games, Inc., a Minnesota corporation.

                              AFFIRMATIVE COVENANTS

         As long as there remains any amount outstanding under the Term Notes or Lender has any obligation to make Advances, Borrower shall, unless waived in writing by Lender:

     Financial Statements and Reports. Furnish to Lender, at the times set forth below, the following financial statements, reports and information:

     As soon as available, but in any event within ninety (90) days after each fiscal year end, audited consolidated financial statements of Borrower and its Subsidiaries prepared on a consolidated basis, certified by certified public accountants satisfactory to Lender to have been prepared in accordance with GAAP consistently applied;

     As soon as available, but in any event within twenty (20) days after the last day of each monthly accounting period unaudited consolidated financial statements of Borrower and its Subsidiaries consisting of a balance sheet and the related statements of income, retained earnings and cash flows prepared on a consolidated basis dated as of the last Business Day of such monthly accounting period in form and detail as reasonably required by Lender certified by the chief financial officer of Borrower to have been prepared from the records of Borrower on the basis of accounting principles consistently applied by Borrower;

     Promptly upon obtaining knowledge thereof, notice of the occurrence of any Default or Event of Default and of the violation by Borrower or any Subsidiary of any law, rule or regulation, the non-compliance with which could be reasonably expected to be a Material Adverse Occurrence;

     To the extent applicable, promptly after the sending or filing thereof, copies of all regular and periodic financial reports which Borrower shall file with the U.S. Securities and Exchange Commission, or any national securities exchange;

     Such other information concerning the business, operations and condition (financial or otherwise) of Borrower as Lender may reasonably request.

     Maintenance of Corporate Existence. And cause each Subsidiary to, maintain and preserve its corporate existence.

     Taxes. And cause each Subsidiary to, pay and discharge as the same shall become due and payable, all taxes, assessments and other governmental charges and levies against or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any of its properties, unless such tax, levy, charge assessment or Lien is being contested in good faith by Borrower or such Subsidiary and is supported by an adequate book reserve. Borrower and each Subsidiary shall make all required withholding deposits.

     Notices. As soon as practicable, give notice to Lender of:

     The commencement of any litigation relating to Borrower or any Subsidiary which might reasonably result in a Material Adverse Occurrence or relating to the transactions contemplated by this Credit Agreement;

     The commencement of any material arbitration or governmental proceeding or investigation not previously disclosed to Lender which has been instituted or, to the knowledge of Borrower, is threatened against Borrower, any Subsidiary or their property which might reasonably result in a Material Adverse Occurrence;

     Any Reportable Event or "prohibited transaction" or the imposition of a Withdrawal Liability, within the meaning of ERISA, in connection with any Plan and, when known, any action taken by the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty

Corporation with respect thereto, and any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed to Lender which if determined adversely to Borrower or any Subsidiary would constitute a Material Adverse Occurrence; and

     Compliance with Laws. And cause each Subsidiary to, carry on its business activities in substantial compliance with all applicable federal or state laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities. Borrower and each Subsidiary shall maintain all material rights, liens, franchises, permits, certificates of compliance or grants of authority required in the conduct of its business. Without limiting the foregoing undertakings, Borrower specifically agrees that it will and will cause each Subsidiary to comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

     Books and Records. And will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP consistently applied and permit Lender, and its representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with officers of Borrower and its independent public accountants (and by this provision Borrower authorizes its independent public accountants to participate in such discussions) and examine any of its books and other corporate records.

     Insurance. And will cause each Subsidiary to, procure and maintain insurance with financially sound and reputable insurers, insurance with respect to the Collateral and its other property against damage and loss by theft, fire, collision (in the case of motor vehicles) and such other risks as are required by Lender in an amount equal to the fair market value thereof and, in any event, in an amount sufficient to avoid the application of any coinsurance provisions and in such amounts, as are customarily obtained by similarly situated businesses and naming Lender loss payee. Borrower shall also procure and maintain other such insurance including workers compensation insurance, liability and business interruption insurance, and other insurance in such amounts as is customarily obtained by similarly situated businesses. Policies of all such insurance shall contain an agreement by the insurer to provide Lender thirty (30) days prior written notice of cancellation and an agreement that Lender's interest shall not be impaired or invalidated by any act or neglect of Borrower nor by the occupation of properties owned or leased by Borrower or any Subsidiaries or other properties wherein the Collateral is located for purposes more hazardous than those permitted by such policies. Borrower shall provide evidence of such insurance and the policies of insurance or copies thereof to Lender upon request.

     Maintain Property. And will cause each Subsidiary to, maintain and keep its assets, property and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs.

     Conduct of Business. And will cause each Subsidiary to, continue to engage primarily in the business being conducted on the date of this Credit Agreement.

     Shareholders' Equity. Maintain at all times from and after July 31, 2000 Shareholders' Equity at not less than $1,100,000, plus an amount equal to any positive addition to Shareholders' Equity by reason of the issuance of the warrant described in Section 4.1(l).

     Further Assurances. Upon reasonable request by Lender, Borrower will, and will cause each Subsidiary to execute and deliver such further instruments, deeds and assurances, including financing statements under the Uniform Commercial Code of Minnesota and/or any other relevant states, and to do such further acts as may be necessary or proper to carry out more effectively the purposes of this Credit Agreement and the Loan Documents and, without limiting the foregoing, to make subject to the liens and security interests of the Security Agreement and any other of the Loan Documents any property agreed to be subjected, or intended to be subject, or covered by the granting clauses of the Security Agreement or such other of the Loan Documents.

     ERISA Compliance. And will cause each Subsidiary to, comply in all material respects at all times with all applicable provisions of ERISA and the regulations and published interpretations thereunder.

     Warrant Approval. Upon notice given by Lender to Borrower any time after August 31, 2000, take all necessary action to promptly present for approval of its shareholders at a special meeting of its shareholders the issuance of the warrant described in Section 4.1(I).

                               NEGATIVE COVENANTS

         As long as there remains any amount outstanding under the Term Notes or Lender has any obligation to make Advances, Borrower shall not, unless waived in writing by Lender:

     Consolidation; Merger; Sale of Assets; Acquisitions. And will cause each Subsidiary to not consolidate with or merge into or with any other entity; or sell (other than (i) sales of inventory in the ordinary course of business, and (ii) all assets related to the "Computer Renaissance" franchise concept and related contracts and intellectual property), transfer, lease or otherwise dispose of any other assets not obsolete; or acquire a substantial interest in another Person either through the purchase of all or substantially all of the assets of that Person or the purchase of a controlling equity interest in that Person.

     Liens. And will cause each Subsidiary to not, create, incur, assume or suffer to exist any Lien or any of its property, real or personal, except (a) Liens in favor of Lender; (b) Liens listed on Schedule 7.2; (c) Liens for current taxes and assessments which are not yet due and payable, and for taxes or assessments being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower; (d) Liens securing obligations under a revolving line of credit otherwise conforming to Section 3.5; and (e) Liens securing Debt permitted under Section 7.3(f).

     Additional Indebtedness. And will cause each Subsidiary to not, create, incur, assume or suffer to exist any Debt except: (a) Debt in favor of Lender;
(b) current liabilities incurred in the ordinary course of business; (c) Debt existing on the date of this Credit Agreement and described on Schedule 7.3; (d) a revolving line of credit otherwise conforming to Section 3.5; (e) Debt otherwise permitted in Section 5.8; and (f) other Debt not to exceed $50,000 in the aggregate at any time outstanding.

     Guaranties. Assume, guarantee, endorse or otherwise become liable in connection with the Debt of any other person or entity except endorsements of negotiable instruments for deposit or collection in the ordinary course of business or as permitted in Section 7.3.

     Change in Ownership or Business. Permit a (a) Change of Control or (b) a material change in the line of business presently engaged in by Borrower or any Subsidiary.

     Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such.

     Investments; Subsidiaries. Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or create or acquire any Subsidiary or make any investment or acquire any interest whatsoever in, any other Person, except:

     Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America having a maturity of one
(1) year or less, commercial paper issued by a U.S. corporation rated "A-1" or "A-2" by Standard & Poor's Ratings Services or "P-1" or "P-2" by Moody's Investors Service, investments in money market mutual funds whose underlying assets are exclusively investments which would otherwise be permitted investments under this Section 7.7(a), or repurchase agreements, certificates of deposit or bankers' acceptances having a maturity of one (1) year or less issued by members of the Federal Reserve System having deposits in excess of $500,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

     Travel advances to officers and employees of Borrower (not including contracts made in the ordinary course of business with any such officers or employees) not exceeding at any one time an aggregate of $25,000;

     Advances in the form of progress payments, prepaid rent or security deposits;

     Existing investments as described in the financial statements previously delivered to Lender; and

     Investments in wholly-owned Subsidiaries of Borrower existing as of the date hereof.

                         EVENTS OF DEFAULT AND REMEDIES

     Events of Default. The term "Event of Default" shall mean any of the following events:

     Borrower shall default in the payment when due and such default continues for three (3) days thereafter, or if payable on demand, upon demand, of any principal or interest on any of the Term Notes; or

     Borrower shall default in the performance of (i) Section 7.2, and such default shall continue for fifteen (15) days after the occurrence thereof, or
(ii) Section 6.7 or 6.10.

     Borrower shall default (other than a default in payment under subsection
(a) above or a default described in subsection (b) above) in the due performance and observance of any of the other covenants contained in any of the Loan Documents and such default shall continue unremedied for a period of thirty (30) days after notice from Lender to Borrower thereof; or

     An event has occurred which would, at such time or with the passage of time, constitute an "event of default" (however legally styled) under any other loan obligation, lease, bond, debenture, security agreement, note, or instrument or agreement evidencing Debt of Borrower or any Subsidiary in excess of $25,000 and any applicable grace period specified in such agreement or evidence of such Debt has expired, other than a default in the payment of accounts payable which Borrower is contesting in good faith and which is supported by an adequate book reserve; or

     Borrower or any Subsidiary shall become insolvent or generally fail to pay or admit in writing its inability to pay its debts as they become due; or Borrower or any Subsidiary shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for itself or any of its property, or make a general assignment for the benefit of its creditors; or trustee, receiver or other custodian shall otherwise be appointed for Borrower or any Subsidiary or any of its assets; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced by or against Borrower or any Subsidiary (and such proceeding if commenced against Borrower or any Subsidiary shall have been consented to or acquiesced in by Borrower or any Subsidiary, or shall fail to have been dismissed within 60 days); or Borrower or its Subsidiary shall take any action to authorize, or in furtherance of, any of the foregoing; or

     Any representation or warranty set forth in this Credit Agreement or any other Loan Document shall be untrue in any material respect on the date as of which the facts set forth are stated or certified; or

     The occurrence of any Material Adverse Occurrence; or

     A Reportable Event (as defined under ERISA) shall have occurred; or

     The rendering against Borrower of a final judgment, decree or order for the payment of money in excess of $100,000 (unless the payment of such judgment in the amount of such excess is insured), and the continuance of such judgment, decree or order unsatisfied for any 30 consecutive day period without a stay of execution; or

     The occurrence of a Change of Control.

     Remedies; Cumulative. If an Event of Default described in Section 8.1 (d) shall occur, the full unpaid balance of each of the Term Notes (outstanding balance plus accrued interest) and all other obligations of Borrower to Lender shall automatically be due and payable without declaration, notice, presentment, protest or demand of any kind (all of which are hereby expressly waived) and the obligation of Lender to make additional Advances shall automatically terminate.

If any other Event of Default shall occur and be continuing, Lender may terminate the obligations of Lender to make additional Advances and may declare the outstanding balance of each of the Term Notes and all other obligations of Borrower to Lender to be due and payable without further notice, presentment, protest or demand of any kind (all of which are hereby expressly waived), whereupon the full unpaid amount of each of the Term Notes and all other obligations of Borrower to Lender shall become immediately due and payable. Upon any Event of Default, Lender shall be entitled to exercise any and all rights and remedies available under any of the Loan Documents or otherwise available at law or in equity to collect the Term Notes and all other obligations of Borrower to Lender, to realize upon or otherwise pursue any and all Collateral and other security (including without limitation any and all guarantees) for the loans under this Credit Agreement and to, without notice to Borrower, and without further action, apply any and all monies owing by Lender to Borrower to the payment of the Term Notes, and all other obligations of Borrower hereunder, in such order as Lender elects.

                                  MISCELLANEOUS

     Waivers; Amendments. No amendment or waiver of any provision of this Credit Agreement or any other Loan Document, and no consent with respect to any departure therefrom by Borrower, shall be effective unless the same shall be in writing and signed by Lender and Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

     Notices. All communications and notices provided under this Credit Agreement shall be in writing and addressed or delivered to Borrower or Lender at its respective address shown on the signature hereof, or to any party at such other address as may be designated by such party in a written notice to the other parties. Such notices shall be delivered by any of the following means:
(i) mailing through the United States Postal Service, postage prepaid, by certified mail, return receipt requested; (ii) delivery by reputable overnight delivery service including without limitation, and by way of example only:
Federal Express, DHL, Airborne Express and Express Mail; (iii) delivery by reputable private personal delivery service; or (iv) by telecopy at the number set forth for each party on the signature page hereof. Notices delivered in accordance with (i) above shall be deemed delivered the second Business Day after deposit in the mail; notices delivered in accordance with (ii) above shall be deemed delivered the first Business Day after delivery to the delivery service; notices delivered in accordance with (iii) above shall be deemed delivered the same Business Day as that specified by the notifying party to the delivery service; and notices delivered in accordance with (iv) above shall be deemed delivered on the First Business Day after electronic confirmation of delivery is received by the sender.

     Costs and Expenses. Borrower agrees to pay all expenses for the preparation of this Credit Agreement, including exhibits, and any amendments to this Credit Agreement as may from time to time hereafter be required, and the reasonable attorneys fees and legal expenses of counsel for Lender, from time to time incurred in connection with the preparation and execution of this Credit Agreement and any document relevant to this Credit Agreement, any amendments hereto or thereto, and the consideration of legal questions relevant hereto and thereto. Borrower agrees to reimburse Lender upon demand for, all out-of-pocket expenses (including reasonable attorneys fees and legal expenses) in connection with Lender's enforcement of the obligations of Borrower hereunder or under any Term Note or any other of the Loan Documents, whether or not suit is commenced including, without limitation, attorneys fees, and legal expenses in connection with any appeal of a lower court's order or judgment. The obligations of Borrower under this Section 9.3 shall survive any termination of this Credit Agreement.

     Interest Limitation. All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced or secured thereby or otherwise, shall the rate of interest charged or agreed to be paid to Lender for the use, forbearance, loaning or detention of such indebtedness exceed the maximum permissible interest rate under applicable law ("Maximum Rate"). If for any reason or in any circumstance whatsoever fulfillment of any provision of this Credit Agreement and/or the Term Note(s), any document securing or executed in connection herewith or therewith, or any other agreement between Borrower and Lender, at any time shall require or permit the interest rate applied thereunder to exceed the Maximum Rate, then the interest rate shall automatically be reduced to the Maximum Rate, and if Lender should ever receive interest at a rate that would exceed the Maximum Rate, the amount of interest received which would be in excess of the amount receivable after applying the Maximum Rate to the balance of the outstanding obligation shall be applied to the reduction of the principal balance of the outstanding obligation for which the amount was paid and not to the payment of interest thereunder. This provision shall control every other provision of any and all agreements between Borrower and Lender and shall also be binding upon and applicable to any subsequent holder of any of the Term Note(s).

     Severability. Any provision of this Credit Agreement or any other of the Loan Documents executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such portion or unenforceability without invalidating the remaining provisions of this Credit Agreement or such Loan Document or affecting the validity or enforceability of such provisions in any other jurisdiction.

     Cross-References. References in this Credit Agreement or in any other of the Loan Documents executed pursuant hereto to any Section are, unless otherwise specified, to such Section of this Credit Agreement or such Loan Document, as the case may be.

     Headings. The various headings of this Credit Agreement or of any other of the Loan Documents executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Credit Agreement or such Loan Document or any provisions hereof or thereof.

     Governing Law; Venue; Waiver of Jury Trial. Each of the Loan Documents shall be deemed to be a contract made under and governed by the laws of the State of Minnesota (without regard to the laws of conflict of any jurisdiction) as to all matters, including without limitation, matters of validity, interpretation, construction, effect, performance and remedies. Borrower hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Credit Agreement and any other of the Loan Documents, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by Borrower against Lender in connection herewith or therewith shall be venued in the federal or state court that has jurisdiction over matters arising in Minneapolis, Minnesota. BORROWER AND LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM

ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

     Successors and Assigns. This Credit Agreement shall be binding upon and shall inure to the benefit of the parities hereto and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender.

     Recitals Incorporated. The recitals to this Credit Agreement are incorporated into and constitute an integral part of this Credit Agreement.

     Multiple Counterparts. This Credit Agreement may be executed in one or more counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

     Indemnity. In addition to the payment of expenses pursuant to Section 9.3, Borrower agrees to indemnify, defend and hold harmless Lender, and any of its participants, assignees, parent corporations, subsidiary corporations, affiliated corporations and successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees"), from and against any of the following (collectively, "Indemnified Liabilities"):

     any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority (excluding taxes measured by income) by reason of the execution and delivery of the Loan Documents or the making of the Advances;

     any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in this Agreement proves to be incorrect in any respect or as a result of any violation of the covenant contained in this Agreement; and

     any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

                  If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, Borrower, or counsel designated by Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Borrower's obligation under this
         Section 9.12 shall survive the termination of this Credit Agreement and the discharge of Borrower's other obligations hereunder.

     Assignments; Participants; Waiver of Claims. Lender may sell, assign or grant a participation in the Term Notes, in whole or in part and may disclose information relating to Borrower or otherwise relevant to this Agreement, to such Persons and their financing sources ("Assignees"). No Assignee shall be deemed a partner or agent of Lender. Borrower irrevocably agrees that any claims it may have or may assert against Lender for breach of contract (or related tort claims) shall be personal to Lender and shall not be asserted by way of direct claim or offset against any Assignee or irrevocably waives any right it otherwise may have, now or hereafter, to assert any such claim against any Assignee. Borrower acknowledges that the Assignees shall rely on the foregoing waiver and agreement.

     Set-off. In addition to any rights and remedies of Lender provided by law, if an Event of Default exists, Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all Borrower deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, Lender to or for the credit or the account of Borrower against any and all obligations owing by Borrower to Lender, now or hereafter existing, irrespective of whether or not Lender shall have made demand under this Credit Agreement or any Loan Document and although such obligations may be contingent or unmatured. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this
Section 9.14 are in addition to the other rights and remedies (including other rights of set-off) which Lender may have.

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       GROW BIZ INTERNATIONAL, INC.,
                                       a Minnesota corporation



                                       By:
                                           ------------------------------

                                       Its:
                                           ------------------------------

                                       Address:
                                       --------

                                       -----------------------------------------


                                       -----------------------------------------


                                       -----------------------------------------

                                       Telecopy:
                                                --------------------------------

                                       RUSH RIVER GROUP, LLC,
                                       a Minnesota limited liability company



                                       By:
                                           ------------------------------

                                       Its:
                                           ------------------------------

                                       Address:
                                       --------

                                       -----------------------------------------


                                       -----------------------------------------


                                       -----------------------------------------

                                       Telecopy:
                                                --------------------------------

                                    EXHIBIT A

                                    TERM NOTE


                                                                           ,
--------------------                                               -------- ----

                                                          Minneapolis, Minnesota

         FOR VALUE RECEIVED, GROW BIZ INTERNATIONAL, INC. a Minnesota corporation, hereby promises to pay to the order of RUSH RIVER GROUP, LLC, a Minnesota limited liability company (the "Lender"), in lawful money of the United States of America in immediately available funds, the principal amount of _____________________ DOLLARS and ___ CENTS ($__________), and to pay interest
(computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

         This note is a Term Note referred to in the Credit Agreement dated as of July 31, 2000 (as the same may hereafter be from time to time amended, restated or otherwise modified, the "Credit Agreement") between the undersigned and the Lender. This note is secured, it is subject to certain permissive prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

         In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice or protest and notice of dishonor.

         THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                                       GROW BIZ INTERNATIONAL, INC.

                                       By:
                                          --------------------------------------


                                       Title:
                                             -----------------------------------